UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PATRICK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATRICK INDUSTRIES, INC.
107 West Franklin Street
P.O. Box 638
Elkhart, Indiana 46515-0638
(574) 294-7511

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held November 19, 2009

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Patrick Industries, Inc., an Indiana corporation, will be held at the Company’s corporate offices, 107 West Franklin Street, Elkhart, Indiana, on Thursday, November 19, 2009 at 10:00 A.M., Eastern time, for the following purposes:

1.	To approve the Patrick Industries, Inc. 2009 Omnibus Incentive Plan; and
2.	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on September 23, 2009 as the record date for the determination of the holders of shares of our outstanding common stock entitled to notice of and to vote at the Special Meeting of Shareholders. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, please vote your shares using the Internet, by telephone, or by mail by signing, dating, and returning the enclosed proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

By Order of the Board of Directors,

Andy L. Nemeth

Secretary

October ___, 2009

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held On November 19, 2009.

Our Proxy Statement for the special meeting is available on Patrick Industries, Inc.’s website at www.patrickind.com under “Investors.” You may also request hard copies of this document free of charge by writing to us at the address above, Attention: Office of the Secretary.

PATRICK INDUSTRIES, INC.
107 West Franklin Street
P.O. Box 638
Elkhart, Indiana 46515-0638
(574) 294-7511
____________

PROXY STATEMENT

Special Meeting of Shareholders

To Be Held November 19, 2009
______________

This Proxy Statement and the accompanying Proxy Card are being mailed to shareholders of Patrick Industries, Inc. (the “Company” or “Patrick”) on or about October __, 2009, and are furnished in connection with solicitation of proxies by the Board of Directors (the “Board”) for the Special Meeting of Shareholders to be held on November 19, 2009 (the “Special Meeting”) for the purpose of considering and acting upon the matters specified in the Notice of Special Meeting of Shareholders accompanying this Proxy Statement. If the form of proxy which accompanies this Proxy Statement is executed and returned, or is voted by Internet or by telephone, it may be revoked by the person giving it at any time prior to the voting thereof by written notice to the Secretary, by delivery of a later dated proxy, or by requesting to vote in person at the meeting. Additional solicitations, in person or by telephone or otherwise, may be made by certain directors, officers and employees of the Company without additional compensation. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

Requests for additional copies of this Proxy Statement should be submitted to the Office of the Secretary, Patrick Industries, Inc., 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana 46515-0638. Special Meeting materials may also be viewed online through our website, www.patrickind.com.

VOTING INFORMATION

Each shareholder is entitled to one vote for each share of our common stock held as of the record date. For purposes of the meeting, a quorum means a majority of the outstanding shares. As of the close of business on September 23, 2009, the record date for shareholders entitled to vote at the Special Meeting, there were outstanding 9,162,189 shares of common stock entitled to one vote each. In determining whether a quorum exists at the meeting, all shares represented in person or by proxy will be counted. With respect to the proposal to approve the 2009 Omnibus Incentive Plan, a shareholder may vote for, against or abstain. Proxies properly executed and received by us prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the approval of the proposal.

A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our Special Meeting for quorum purposes, but will not be counted as votes cast on any matter presented at our Special Meeting.

Proposal 1 in this Proxy Statement requires the affirmative vote of a majority of the votes cast, provided a quorum (50% of the outstanding shares of common stock) is present. Broker non-votes and abstentions will have no effect on Proposal 1.

The Board knows of no other matter which may come up for action at the Special Meeting. However, if any other matter properly comes before the Special Meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Shareholder Proposals

Shareholder proposals for inclusion in proxy materials for the next Annual Meeting should be addressed to the Office of the Secretary, 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana 46515-0638, and must be received no later than December 28, 2009. In addition, our By-laws require notice of any other business to be brought before a meeting by a shareholder (but not included in the proxy statement) to be delivered, in writing, to the Company’s Secretary, together with certain prescribed information, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year’s annual Meeting. Likewise, the Articles of Incorporation and By-laws require that shareholder nominations to the Board be delivered to the Secretary, together with certain prescribed information in accordance with the procedures for bringing business before an annual meeting at which directors are to be elected.

PROPOSAL 1:

APPROVAL OF THE 2009 OMNIBUS INCENTIVE PLAN

Purpose and Background:

On August 13, 2009 (the “Effective Date”), the Board of Directors unanimously approved and adopted, subject to shareholder approval, the Patrick Industries, Inc. 2009 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are (i) to attract and retain highly competent persons as employees, directors, and consultants of the Company and its affiliates (“Service Providers”); (ii) to provide additional incentives to such Service Providers by aligning their interests with those of the Company’s shareholders; and (iii) to promote the success and business of the Company and its affiliates. You are being asked to approve the Plan.

Patrick currently may grant equity awards under the terms of the Patrick Industries, Inc. 1987 Stock Option Program, as amended and restated (the “Predecessor Plan”), including incentive stock options, non-qualified stock options, related stock appreciation rights and stock awards. If the Plan is approved by the shareholders, no future grants will be made under the Predecessor Plan. Approval of the Plan will in no way affect the validity of prior grants made under the Predecessor Plan. Options to purchase 330,125 shares of common stock, without par value, of the Company (“shares”) and 151,000 stock awards, subject to restrictions, were outstanding under the Predecessor Plan as of October 8, 2009. An aggregate of 264,502 shares were available for future awards under the Predecessor Plan as of October 8, 2009. If the Plan is approved by shareholders, the shares available for future awards under the Predecessor Plan will be included in the total shares available under the Plan. In the event that the required votes to approve the Plan are not obtained, the Plan will not become effective and the Company will not be able to make grants of awards pursuant to the terms of the Plan.

You are also being asked to approve certain material terms of the Plan in order to preserve Patrick’s ability to receive a federal income tax deduction for performance-based payments under the Plan. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, the Company must seek shareholder approval to preserve its ability to receive this federal income tax deduction. Shareholder approval of the Plan will have the effect of reducing the potential tax to be paid by the Company on certain compensation should it reach the limits set forth in Section 162(m) of the Code. If shareholders fail to approve the Plan, the Company will still be able to make awards of, among other things, stock options, stock appreciation rights, and restricted stock under the Predecessor Plan, but may be unable to receive a federal income tax deduction for certain performance-based awards under the Predecessor Plan.

The Board of Directors recommends that you vote to approve the Plan, including the material terms for performance-based awards for purposes of Section 162(m).

A summary of the Plan follows, which summary is qualified in its entirety by reference to the Plan itself, a copy of which is attached to this proxy statement as Appendix A.

Administration:

•	The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”).
•	The Committee shall have authority to interpret the Plan and any award agreement under the Plan, prescribe rules and regulations, and make determinations necessary for the administration of the Plan.
•	The determinations of the Committee shall be final and binding.

•

The Committee may delegate its authority to one or more executive officers of the corporation to designate employees who are not executive officers as eligible to participate in the Plan and to determine the amount and type of awards that may be granted to employees who are not executive officers.

Eligibility:

•

Service Providers who are employees, consultants, or directors, who are determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive awards under the Plan. However, Incentive Stock Options (as that term is defined in Section 422 of the Code) may be granted only to employees. The number of persons eligible to participate in the Plan is currently estimated to be approximately 30 people.

Share Limits:

•

The maximum number of shares available for delivery to Service Providers pursuant to awards granted under the Plan shall be 750,000, subject to adjustment as described in the Plan, plus the number of shares previously authorized for issuance under the Predecessor Plan which are not subject to outstanding awards under the Predecessor Plan on the Effective Date or that become available for future awards under the Predecessor Plan as a result of the subsequent forfeiture, lapse or expiration of awards granted pursuant to the Predecessor Plan that were outstanding as of the Effective Date.

•

All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of shares to satisfy the requirements of all outstanding awards under the Plan that are to be settled in shares. Shares available for delivery under this Plan may be authorized and unissued shares or treasury shares.

Section 162(m) of the Code Qualifications (Individual Award Limits):

Awards under the Plan are subject to individual limits that are to be applied consistently with Section 162(m) of the Code. Under Section 162(m) of the Code, in order for compensation in excess of $1,000,000 paid in any year to any “covered employee” to be deductible by the Company, such compensation must qualify as “performance-based.” A “covered employee” is defined as a Company’s chief executive officer and any of the Company’s three other most highly compensated executive officers named in the proxy statement, not including the chief financial officer. The following individual annual grant limitations apply per calendar year to all covered employees participating in the Plan, and are subject to adjustment as described in the Plan.

•	Stock Options: 500,000 shares
•	Stock Appreciation Rights: 500,000 shares
•	Restricted Stock and Restricted Stock Units: 500,000 shares.
•	Performance –Based Awards Payable in Shares: 500,000 shares
•	Performance-Based Awards Payable in Cash: $1 million determined as of the payout date
•	Cash-Based Awards: $1 million determined as of the payout date
•	Other Share-Based Awards: 500,000 shares
•	Canceled Awards. Awards granted to a Service Provider that are canceled shall continue to count toward the individual share limit applicable to that Service Provider as set forth in the Plan

Adjustments and Substitution of Awards:

•

If there is any change affecting the Company’s common stock by reason of any stock split, stock dividend, cash dividend, recapitalization, reclassification, reorganization or similar event affecting the Company’s capital structure or its business as defined in the Plan, the maximum number of shares issuable to a Service Provider under the Plan, and any other limitation under this Plan on the maximum number of shares issuable to an individual Service Provider or in the aggregate will be equitably adjusted by the Committee in its discretion to prevent dilution or enlargement of the rights of the holders of outstanding awards granted under the Plan (“Participants”).

•

In the case of a merger, consolidation, acquisition or disposition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its affiliates, the Committee may, in its discretion, (i) cancel all outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of the award, as determined by the Committee in its sole discretion; and (ii) substitute other property for the shares subject to outstanding awards. Any action taken or adjustment authorized by the Plan and taken by the Committee shall be conclusive and binding on all Participants.

Awards:

The following types of awards may be granted under the Plan (which may be in lieu of other amounts owed to a Participant), subject to such terms as the Compensation Committee may prescribe in an award agreement:

•

Stock Options: Options may take the form of Incentive Stock Options (“ISOs”) or Nonqualified Stock Options. The exercise price of a stock option shall not be less than 100% of the fair market value per share, as defined, on the date the stock option is granted. In the case of any ISO granted to a 10% shareholder, as defined, the exercise price shall not be less than 110% of the fair market value, as defined, on the date such ISO is granted. The term of a stock option cannot exceed 10 years and in the case of any Incentive Stock Option granted to a 10% shareholder, the term of such Incentive Stock Option shall not exceed 5 years.

•

Stock Appreciation Rights (“SARs”): The right to receive the difference between the fair market value of a share on the date of exercise and the exercise price, payable in cash, shares, other securities, other awards, other property or any combination thereof.

•

Restricted Stock and Restricted Stock Units (“RSUs): RSUs confer the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. They are subject to substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant.

•	Performance Awards: An award, denominated in either shares or U.S. dollars, which is earned during a specified performance period subject to the attainment of performance criteria.
•	Other Awards: An award of shares or an award that is based in whole or in part on the value of a share payable in shares, cash, other securities, or other property.

Performance Criteria:

Performance measures are objectives established by the Committee for Participants to be eligible to receive certain awards under the Plan. Performance objectives may be based on Company-wide, affiliate, divisional, project team, and/or individual performance and may be expressed in terms of attaining a specified level or a percentage or absolute increase or decrease in the particular objective, and may involve comparisons to historical results. The performance objectives may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof. The Committee may further specify a minimum acceptable level of achievement below which no award payment will be made or vesting will occur.

•

The performance objective(s) with respect to any performance-based award may include any one or more of the following objectives, as established by the Committee: earnings per share; net income or net operating income (before or after taxes and before or after extraordinary items); sales, revenues or expenses; cash flow return on investments; earnings before or after taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); gross revenues; gross margins; share price including, but not limited to, growth measures and total shareholder return; economic value added; debt reduction; market share; revenue growth; cash flow; increase in customer base; return on equity, assets, capital or investment; working capital; net margin; earnings before interest, taxes, depreciation, amortization and rent expense (“EBITDAR”); headcount; sales per dollar of salaried/hourly wage expense; material costs, labor, overhead, delivery, selling, general, and administrative expenses, interest, amortization, and other expenses; sales dollar content per manufactured housing and recreational vehicle units shipped; gross margin per customer; return on total assets; return on fixed assets; accounts receivable turns; days sales in accounts receivable; inventory turns; days inventory on hand; operating and investing cash flows; leverage ratio; fixed charge ratio; and capital expenditures.

•

Performance measures may exclude certain types or categories of extraordinary, unusual or non-recurring items, including the dilutive effects of acquisitions or joint ventures, restructuring and/or other nonrecurring charges, the effects of changes to generally accepted accounting principles (“GAAP”) required by the Financial Accounting Standards Board, International Financial Accounting Standards (“IFRS’), or any other standard setting body, the impact of any “extraordinary items” as determined under GAAP or IFRS or any other standard setting body, the effect of any change in outstanding shares due to any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends, and any other unusual, non-recurring gain or loss or other extraordinary item.

•

The Committee may reduce, but may not increase, the number of shares deliverable, or the amount payable, under any award that is contingent on achievement of one or more performance objectives after the objectives are satisfied.

Other Provisions:

•

Shares covered by an award granted under the Plan are not counted as used, unless actually issued and delivered to a Participant. In addition, shares exchanged by a Participant in payment of the exercise price, retained by the Company pursuant to a tax withholding election, covered by an award settled in cash, or withheld by the Company in connection with an award which is net-settled, are available for future awards under the Plan.

•	If an award expires, is terminated, surrendered, or canceled without having been exercised in full, or is otherwise forfeited, then the unissued shares are available for future awards.
•

Awards may be granted in substitution for stock and stock based awards of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate, or the acquisition of property or stock of the Acquired Company. Such awards are not counted against the share limitations set forth in the Plan.

•

The Plan does not provide any Participant the right to continue as an employee, consultant or director of the Company and a Participant does not have any rights as a shareholder unless shares are actually issued.

•	Rights under the Plan are not assignable by a Participant, except by will or by the laws of descent and distribution, unless otherwise determined by the Committee.
•	No award granted under the Plan will be transferred for value.

•

The Participant or beneficiary is responsible for paying any federal, state, and local income or employment tax due on any award, and the Company is not liable for any interest or penalty that a Participant or beneficiary incurs by failing to pay any tax.

•

An award agreement may include restrictions on resale of shares or other disposition, provisions for the acceleration of vesting and/or exercisability of awards or for the cancellation of awards upon a change in control of the Company, and provisions to comply with applicable laws.

•	The costs of administering the Plan are paid by the Company.
•	The repricing of options or SARs without shareholder approval is prohibited.
•	The 2009 Plan is governed by the laws of the State of Indiana, without regard to its conflict of laws principles.
•	The Committee may establish one or more sub-plans under the Plan, including sub-plans to satisfy blue sky, securities, and/or tax laws.

Amendment or Termination of the Plan:

•	The Company reserves the right to amend the Plan.
•	The Board of Directors (the “Board”) or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or beneficiaries.
•

No amendment or termination may be made without shareholder approval that would increase the maximum number of shares that may be issued under the Plan (except for adjustments permitted under the Plan), change the class of eligible Participants, permit the repricing of outstanding options or SARs or otherwise require shareholder approval. No amendment or termination may terminate or adversely affect any right of a Participant under an award without the Participant’s consent, except as necessary to comply with changes in law or accounting rules applicable to the Company.

2009 Awards Under the Plan:

Stock options and awards previously granted under the Predecessor Plan will not be affected by the Plan and will remain outstanding until they are exercised, expire or otherwise terminate. Under the terms of the Predecessor Plan, equity awards to any one Participant are limited to a maximum of 50,000 shares per fiscal year.

In May 2009, the Company granted a total of 495,000 stock options to certain executive officers and non-executive officer employees. Of this total, 255,000 stock options were granted subject to shareholder approval of the Plan. If the Plan is approved by shareholders, the maximum number of shares available for delivery to Service Providers pursuant to awards granted under the Plan would be 750,000 plus the 264,502 shares that were available for future awards under the Predecessor Plan as of October 8, 2009, less the 255,000 shares issuable under the May 2009 grant that are subject to shareholder approval of the Plan. The table below sets forth information regarding the 255,000 shares granted to our executive officers, non-employee directors and non-executive employees that are subject to shareholder approval of the Plan.

Name and Position	Number of Options Granted (1)	Option Exercise Price
Todd M. Cleveland, President and CEO	67,500 67,500	$ 0.75 $ 1.75
Andy L. Nemeth, Executive Vice President and CFO	28,437	$ 0.75
	34,063	$ 1.75
Executive Group	95,937 101,563	$ 0.75 $ 1.75

Non-Executive Director Group	-	-
Non-Executive Officer Employee Group (2)	21,750 35,750	$ 0.75 $ 1.75

(1)

These options have a 10-year term. On the grant date, 10% of the options were immediately vested. The remaining options will vest 25%, 35% and 30% on the first, second and third anniversary dates, respectively, of the option grant date.

(2)	These options consist of awards granted to four officers of the Company.

Effective Date and Termination:

•	The 2009 Plan will be effective as of August 13, 2009, if approved by shareholders.
•	Unless earlier terminated, the Plan will expire on August 13, 2019.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on August 13, 2009. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to Participants in the Plan.

Tax Consequences to Participants:

Nonqualified Stock Options. In general, no income will be recognized by an optionee at the time a nonqualified stock option is granted. At the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of the sale of shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held post-exercise.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option (“ISO”). The exercise of an ISO, however, may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares in a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a Participant in connection with the grant or vesting of a SAR. When the SAR is exercised, the Participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the Participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the Participant.

Restricted Stock Units. No income generally will be recognized upon the award or vesting of restricted stock units. The recipient of an award of restricted stock units generally will be subject to tax at ordinary income rates on the amount of cash received or the fair market value of unrestricted shares received, measured as of the date that such shares are transferred to the Participant under the award (reduced by any amount paid by the Participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

Other Stock Awards. No income generally will be recognized upon the grant of other stock awards.

Upon payment of other awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

Tax Consequences to the Company:

To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding compensation expense deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Vote Required

Proposal 1 requires the affirmative vote of a majority of the votes cast, provided a quorum (50% of the outstanding shares of common stock) is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 APPROVING THE PATRICK INDUSTRIES, INC. 2009 OMNIBUS INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date, information concerning the parties known to us as having beneficial ownership of more than five percent of our outstanding common stock and information with respect to the stock ownership of all of our directors and executive officers individually and as a group. The address of each director and executive officer listed below is 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638.

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Class
Five Percent Shareholders:
Jeffrey L. Gendell c/o Tontine Capital Management, L.L.C. 55 Railroad Avenue, 1st Floor Greenwich, CT 06830	5,174,963 (1)	56.5%

Andrew K. Boszhardt, Jr. and Zoltan H. Zsitvay c/o Great Oaks Capital Management, LLC 660 Madison Avenue, 14th Floor New York, NY 10065	529,261 (2)	5.8%

Directors:
Paul E. Hassler (3)	93,005	1.0%
Keith V. Kankel	36,186	*
Larry D. Renbarger	36,000	*
Terrence D. Brennan	28,500	*
Walter E. Wells	28,500	*
Joseph M. Cerulli (4)	3,500	*

Named Executive Officers:
Todd M. Cleveland (5)	204,791	2.2%
Andy L. Nemeth (6)	86,838	*
Darin R. Schaeffer (7)	15,110	*

Directors and Executive Officers as a group (9 persons)		5.8%

* Less than 1%.

(1)

Information based on the Schedule 13D/A filed jointly by Tontine Capital Management, L.L.C. (“TCM”), Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Overseas Master Fund, L.P. (“TCO”), Tontine Capital Overseas GP, L.L.C. (“TCO GP”) and Jeffrey L. Gendell (together with TCM, TCP, TCO and TCO GP “Tontine”) on December 16, 2008. Includes 4,221,155 shares owned directly by TCP and 953,808 shares owned directly by TCO. Mr. Gendell is the managing member of TCM, the general partner of TCP. Mr. Gendell is also the managing member of TCO GP, the general partner of TCO.

(2)

Information based on the Schedule 13G filed jointly by Great Oaks Strategic Investment Partners, LP (the “Fund”), GOCP, LLC (the “General Partner”), Great Oaks Capital Management, LLC (the “Investment Manager”), Andrew K. Boszhardt, Jr., and Zoltan H. Zsitvay on September 9, 2009. Includes 529,261 shares owned directly by the Fund. Mr. Boszhardt is the managing member and controlling person of the General Partner and the Investment Manager, and Mr. Zsitvay is the advisor of the Investment Manager with respect to the Fund.

(3)

Includes 49,000 options which are exercisable within 60 days of the record date. Mr. Hassler retired from his role as the Company’s Chief Executive Officer effective January 31, 2009 and continues to serve in his role as Chairman of the Board.

(4)	Mr. Cerulli is employed by an affiliate of Tontine. He disclaims beneficial ownership of the shares beneficially owned by Tontine.
(5)	Includes 15,000 options which are exercisable within 60 days of the record date.
(6)	Includes 37,750 options which are exercisable within 60 days of the record date.
(7)	Mr. Schaeffer is an executive officer of the Company. Includes 2,000 options which are exercisable within 60 days of the record date.

COMPENSATION COMMITTEE

The Board had a Compensation Committee which from January 1, 2008 to May 22, 2008 was comprised of Terrence D. Brennan (Chairman), Keith V. Kankel, Walter E. Wells, and Harold E. Wyland. Mr. Wyland resigned from the Board effective with the 2008 Annual Meeting. Mr. Wells became Chairman effective May 22, 2008. On July 21, 2008, the size of the Compensation Committee was increased to five members: Walter E. Wells (Chairman), Terrence D. Brennan, Joseph M. Cerulli, Keith V. Kankel and Larry D. Renbarger. The Compensation Committee met three times in 2008. The primary responsibilities of this committee include:

•	Reviewing and recommending to the independent members of the Board the overall compensation programs for the officers of the Company; and
•	Oversight authority for the stock-based compensation programs.

For a more detailed list of the roles and responsibilities of the Compensation Committee, please see the Compensation Committee Charter located on our website at www.Patrickind.com.

Compensation Committee Interlocks and Director Participation

During 2008, no executive officer served on the Board or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2008. Keith V. Kankel was formerly an officer of the Company from 1974-2004 and became a member of the Compensation Committee in 2008.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Summary

We believe that the compensation plan as it relates to our named executive officers should be aligned with the Company’s short-term and long-term objectives, its strategic plan, its operating performance and cash flows, and increasing management ownership in the Company. Our objective is to attract and retain highly qualified executives and to align the interest of our Board with our senior management team in efforts to facilitate strong leadership in an environment that creates and promotes productivity and goal-oriented results. In order to meet these objectives, the Compensation Committee has met numerous times over the past several years and conducted market studies and analysis to ensure that we are providing a competitive complete package as it relates to our senior management team. Our compensation plan currently includes the following components and our general objectives as they relate to each:

•	Annual Base Salaries – Base salaries are based on job responsibility, individual performance, experience, skill level and market practices.
•

Annual Non-Equity Incentive Plan Awards and Performance Bonuses – Non-Equity Incentive Plan Awards and Performance Bonuses are intended to reward outstanding performance and efforts as they relate to the Company’s strategic plan and are tied to items including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and debt reduction. The Board reserves the right at any time to award discretionary bonuses to senior management based on outstanding performance or other factors.

•

Long-Term Incentives – In efforts to increase management ownership in the Company, our plan links performance to our strategic plan and our shareholder interests in efforts to provide long-term shareholder value.

•

Executive Retirement Plan – In efforts to retain a highly qualified management team, our executive officers, upon approval by the Board, participate in a supplemental retirement program which is based on base wages, years of service and other criteria.

•

Non-Qualified Excess Plan – In efforts to retain a highly qualified management team, our Compensation Committee approved a voluntary deferred compensation plan whereby our highly compensated individuals could elect to voluntarily defer all or a portion of their wages in any given years subject to applicable laws and restrictions.

•	Perquisites – Perquisites are minimized to promote team-oriented results.
•	Severance Benefits – We continue to support our executive team and want to provide reasonable and equitable protection consistent with comparable practices of comparable companies.

As a result of the acquisitions of both Adorn and American Hardwoods, Inc., and the related increase in debt to finance the acquisitions, the strategic priorities of the senior management team changed in the short-term to focus on increasing the profitability of the combined operations and decreasing leverage with EBITDA and debt reduction set as financial targets. The Compensation Committee and the Board spent significant time working with the senior management team to design a compensation package that was aligned with these new priorities.

In 2008, as market conditions in all three of the major markets the Company serves began to deteriorate, coupled with the global economic crisis that occurred in the latter half of 2008, the senior management team was forced to turn its primary focus to significantly reducing debt as quickly as possible to account for a 30% decrease in combined revenues and corresponding reduction in EBITDA levels. The senior management team worked closely with the Board in its forecasting efforts and plans related to deleveraging and aligning its cost structure with its revenue base. The Compensation Committee and the Board again spent significant time with the senior management team and determined that, while the strategic growth priorities that were established in conjunction with the acquisition of Adorn in 2007 were no longer short-term goals, the EBITDA and debt reduction priorities were still the most important initiatives to increase shareholder value under the current conditions, and therefore an EBITDA and debt reduction based incentive was still the best-aligned approach for the senior management team.

Benchmarking

We use a variety of resources, including SEC filings as they relate to our customers, suppliers and other companies of our size, to assist in establishing our compensation programs for our senior executives. Our major competitors are not publicly traded and, therefore, we do not have access to their compensation information to make appropriate comparisons at this level. Along with current market rates for companies of our size, structure and reporting responsibilities, we utilize market surveys, Board member experience, external compensation studies, and engage the assistance of our advisors and contacts within the industry to help supplement our decision making process. While the manufactured housing industry, which represents approximately 45% of our 2008 revenue base, has been operating at the lowest levels in more than 40 years, we have worked to provide an appropriate compensation package that recognizes the inherent limitations on organic growth, while fully recognizing the significant efforts put in by our management team to not only execute on strategies in conjunction with our strategic plan, but to continue to promote a culture of performance-based results and team oriented goal setting. Additionally, with the change in management personnel related to Mr. Hassler being appointed President and Chief Executive Officer in 2004, we recognized that our new senior management team, while experienced within the industry and with the Company, owned very little Company stock. Accordingly, we have taken on the initiative of increasing management’s ownership of common stock through the issuance of both restricted and unrestricted stock awards in conjunction with our 1987 Omnibus Stock Option Program as amended and will continue to do so under Mr. Cleveland, our new President and Chief Executive Officer.

Equity Trading Restrictions

The Company had a policy effective through March 26, 2008 with regards to a mandatory blackout period related to equity transactions which started on the fifteenth day of the month ending in a reporting period (March, June, September, and December) and ended three days after the public release of financial information for that period. The policy was modified on March 27, 2008 whereby the mandatory blackout period begins on the last day of the month ending in a reporting period (March, June, September and December) and ends forty-eight hours after the public release of the financial information for that reporting period. During this period, Section 16 insiders and other management employees who have access to “inside” information are precluded from trading in the public market, any types of company owned equity securities. Additionally, the Company precludes any Section 16 insider, as defined by the SEC, Director, Officer or Employee from trading in the public market, or any other market, based on information that is not made available to the general public.

Components of Executive Compensation Plan

The components of our executive compensation plan as currently established by the Compensation Committee include the following:

•	Base Salary

•	Non-Equity Incentive Plan Awards
•	Stock Awards
•	Non-Qualified Stock Options
•	Executive Retirement Plans and Non-Qualified Excess Plan

Base Salary

The Compensation Committee reviews and approves the base salaries of named executive officers each year, as well as at the time of promotion, change in job responsibilities, or any other change deemed to be a material event. Base salaries are set on the first day of January of each year. The Compensation Committee sets the salary for the President and CEO, and approves the base salaries for the other named executives based on recommendations by the President and CEO. The Compensation Committee recommended and the Board subsequently approved a base salary for the named executive officers based on recommendations by Mr. Hassler, President and CEO, as well as a review of individual performance and trends in the marketplace effective January 1, 2008, and represented no change from the base salaries approved in May 2007, upon the consummation of the Adorn acquisition. In May 2008 in conjunction with Mr. Cleveland being appointed President and Chief Operating Officer, the Compensation Committee and the Board approved, based on a recommendation by Mr. Hassler, that Mr. Cleveland’s base salary be increased to $300,000. Mr. Cleveland, recognizing the deteriorating economic conditions, voluntarily elected not to accept the increase in base salary as recommended by the Compensation Committee and the Board until these conditions improved. Additionally, effective July 1, 2008, based upon unprecedented economic conditions in the RV and MH industries, the named executive officers voluntarily elected to take a 10% reduction in base salary. Effective March 30, 2009, the named executive officers and the named officer voluntarily elected to take further reductions in their base wages. The following table summarizes the 2008 and 2009 base salaries as approved by the Board for the named executive officers and the named officer and subsequent voluntary salary reductions taken by them:

Name	2008 Base Salary – 1/1/08 (1)	2008 Base Salary – 7/1/08 (2)	% Decrease 7/1/08	2009 Base Salary – 3/30/09 (3)	% Decrease 3/30/09
Paul E. Hassler (4)	$ 350,000	$ 315,000	10.0%	N/A	N/A
Todd M. Cleveland (4)	265,000	265,000	11.7% (5)	$ 75,000	71.7%
Andy L. Nemeth	230,000	207,000	10.0%	120,000	42.0%
Darin R. Schaeffer (6)	150,000	150,000	-%	100,000	33.3%
Gregory G. Lee (7)	160,000	N/A	N/A	N/A	N/A

(1)	The 2008 base salary effective January 1, 2008 represents the base salaries as approved by the Compensation Committee of the Board as of January 1, 2008.
(2)	The 2008 base salary effective July 1, 2008 represents the base salaries as of July 1, 2008 following a voluntary 10% reduction in base wages taken by the named executive officers.
(3)

The 2009 base salary effective March 30, 2009 represents the base salaries as of March 30, 2009 following voluntary reductions in base wages taken by the named officer and the named executive officers.

(4)

Effective February 1, 2009, Mr. Cleveland succeeded Mr. Hassler as the Company’s Chief Executive Officer in accordance with the Company’s executive succession plan. Mr. Cleveland continues in his role as President and Mr. Hassler continues to serve in his role as Chairman of the Board.

(5)

The decrease for Mr. Cleveland represents his voluntary election not to take an increase in base wages as recommended by the Compensation Committee and is calculated based on the difference between the $300,000 per the recommendation and Mr. Cleveland’s election to stay at $265,000.

(6)

Mr. Schaeffer joined the Company on September 4, 2007 as Corporate Controller and was appointed Vice President, Corporate Controller, and Principal Accounting Officer of the Company on March 26, 2008. Mr. Schaeffer is an officer of the Company.

(7)

Mr. Lee resigned from all positions held within the Company effective June 27, 2008. Mr. Lee’s base salary for 2008 represents his base salary through his date of resignation as approved by the Compensation Committee of the Board as of January 1, 2008.

Non-Equity Incentive Plan Awards

The Annual Non-Equity Incentive Plan Awards are reviewed and approved each year and are based on the achievement of financial targets. Several key components were considered in the development of the 2008 incentive plan to incentivize the management team to minimize exposure areas as identified. Some of these areas include:

•	The significant leverage position taken on as a result of the acquisition;
•	The significantly deteriorating market conditions in the primary industries that the Company serves;
•	Declining projected EBITDA levels as a result of the deteriorating market conditions;
•	The tightening of commercial credit related to overall macroeconomic conditions and the global economic crisis that occurred in 2008;
•	The $110 million credit facility entered into as a result of the acquisition and the related debt covenant thresholds;
•	Necessary cost reduction initiatives that the management team needed to implement to continue to size the organization to the declining sales levels; and
•	The significant voluntary salary reductions taken by the senior management team.

As a result of the above factors, the compensation committee identified two key components for the 2008 non-equity incentive plan for the named executive officers and the named officer. The two key components include:

1.

EBITDA target computed as defined in the Company’s credit agreement. The compensation committee established the EBITDA target based on the full year combined operating plan as presented to the Board. An incentive participation percentage was set for each of the named executive officers and the named officer whereby they could earn additional compensation based on achieving and exceeding the EBITDA target as defined. The incentive compensation potential to be earned by each named executive officer and the named officer is calculated based on a minimum EBITDA threshold and earned as a percentage of the incremental amount over and above the threshold, computed based on the participation percentage for each individual. The Company did not meet its minimum EBITDA threshold for 2008 and therefore, no incentive compensation was paid to the named executive officers and the named officer under this component of the plan.

The following table summarizes the EBITDA incentive compensation participation targets and amounts paid to each of the named executive officers and the named officer for the year ended December 31, 2008:

Name	Incentive %	EBITDA Bonus
Paul E. Hassler	6.00%	$ -
Todd M. Cleveland	5.00%	$ -
Andy L. Nemeth	4.00%	$ -
Gregory G. Lee	3.00%	$ -
Darin R. Schaeffer	1.50%	$ -

2.

Debt Reduction – The Compensation Committee established a debt reduction target based on the 2008 expected debt service requirements whereby the named executive officers and the named officer would participate in a percentage of every dollar of debt principal paid down over and above the debt reduction target as presented in the plan for 2008. The Company did not make any excess debt reduction payments over and above its debt reduction target and therefore, no incentive compensation was paid to the named executive officers and the named officer under this component of the plan.

The following table summarizes the debt reduction incentive compensation participation targets for each of the named executive officers and the named officer for the year ended December 31, 2008:

Name	Incentive %	Debt Reduction Bonus
Paul E. Hassler	1.50%	$ -
Todd M. Cleveland	1.25%	$ -
Andy L. Nemeth	1.00%	$ -
Gregory G. Lee	0.75%	$ -
Darin R. Schaeffer	0.50%	$ -

While these targets have been used in 2008, the Compensation Committee reserves the right to modify, cancel, change or reallocate any components of this calculation or criteria at any time.

Stock Awards

Annual Performance Based Stock Awards:

We believe that increasing senior management’s ownership in the Company is critical to our long-term strategic plan and keeping management goals aligned with increasing shareholder value. In May 2007, the Board approved the granting of up to 50,000 shares to the named executive officers, the named officer, and other key members of the senior management team, and any other members of the management team as determined by the named executive officers of the Company, upon the completion of certain key milestone events in conjunction with the consolidation of Adorn into Patrick. The consolidation plan was divided into three phases with Phase I completed on October 5, 2007, Phase II completed on March 26, 2008, and Phase III completed on August 14, 2008. All shares issued to the named executive officers were approved by the Board. There were 21,450 shares granted to the named officer and named executive officers in 2008.

Discretionary Stock Awards:

We believe that management should be rewarded for outstanding performance, irrespective of financial targets and metrics and therefore reserve the right to issue unrestricted stock grants to named executive officers and other individuals at our discretion. There were no discretionary unrestricted stock grants issued to the named officer or named executive officers for the year ended December 31, 2008.

Stock-Based Compensation:

Beginning in 2006, the Company granted the named executive officers the right to elect to receive any or all of their base pay or base pay increases in any given year in restricted stock in lieu of cash. The election is made as of the first of the year. The shares are issued as of the first of the year and vest quarterly at 25% per quarter. The officers are responsible for all applicable taxes associated with such shares and are entitled to all rights and voting privileges with respect to such shares.

The following table summarizes the individual elections in 2008 made by the named executive officers and the named officer to have shares issued in lieu of cash compensation:

Name	Shares	Market Price	Total ($)
Paul E. Hassler	-	N/A	-
Todd M. Cleveland	-	N/A	-
Andy L. Nemeth	-	N/A	-
Darin R. Schaeffer	-	N/A	-

Non-Qualified Stock Options

Beginning in 2006, the Company began using performance shares in lieu of stock options as the primary incentive for the named executive officers due to the regulatory reporting requirements and the preference towards stock awards as a primary form of long-term incentive compensation. The Compensation Committee has not granted any stock options to the named executive officers since 2005. At December 31, 2008, the Company had two (2) non-qualified stock option grants outstanding with grant dates, percent vested and unvested, and termination dates as follows:

Grant Date	Options Remaining	Vested	Unvested	Termination Date
06/22/04	78,750	100%	- %	06/21/10
10/31/05	47,000	75%	25%	10/30/11

A description of all stock awards held by the named executives as of the end of fiscal 2008 is contained in the Outstanding Equity Awards at December 31, 2008 table on page 21. We reserve the right at any time to grant options under our stock option plan.

Executive Retirement Plans and Non-Qualified Excess Plan

The Company maintains two non-qualified executive retirement plans (“Plan A” for Mr. Hassler and Mr. Nemeth and “Plan B” for Mr. Lee) for its key executives.

Executive Retirement Plans:

Plan A and B:

Employees are invited to participate in the plan upon approval by the Board. The employee makes no contributions to the plan and the retirement benefits are unfunded. The Company purchases and is the owner of life insurance policies on certain executives which accumulate cash value as a potential source of funding, if required. The benefits under the plan are unsecured and subject to substantial risk in the event of bankruptcy or other insolvency matters. Under Plan A, these benefits are not taxable to the employee until received and vest upon a change in control as defined in the plans, the employee achieving 25 years of continuous service, the employee reaching age 65, or a combination of the employee’s age and years of service equaling 85. Under Plan B, these benefits are not taxable to the employee until received and vest upon a change in control as defined in the plans, the employee achieving 10 years of continuous service for which the employee is 50% vested and then 5% vested for each year of continuous service up to a maximum of 100% vesting after 20 years of continuous service. In the event the employee shall retire at any time prior to age sixty-five (65) and after reaching the age of sixty (60) years, the retirement benefits payable under both Plan A and Plan B are reduced by 5% per year for each year or portion thereof prior to the employee’s attainment of age 65. The provisions of the agreements provide for benefits payable in the event of death or disability. All named executive officers, except Mr. Cleveland, and the named officer, Mr. Schaeffer, are participants in this plan.

Plan A:

According to the provisions of Plan A, Mr. Hassler and Mr. Nemeth upon vesting are entitled to receive annually 40% of their respective highest annual base wages earned in the last three years prior to retirement or termination from the Company paid over ten years in 260 consecutive bi-weekly payments. Mr. Hassler became fully vested when he turned age 60. Mr. Nemeth became fully vested in the plan on May 18, 2007 pursuant to a change of control event, which occurred on May 18, 2007 as a result of the Adorn acquisition and the Company’s private placement of shares to Tontine.

Plan B:

According to the provisions of Plan B, Mr. Lee upon vesting is entitled to receive annually up to 40% of his highest annual base wages earned in the last three years prior to retirement or termination from the Company paid over ten years in 260 consecutive bi-weekly payments. Mr. Lee became fifty (50%) vested in the plan on June 27, 2008 pursuant to a change of control event, which occurred on June 27, 2008 in conjunction with the Company’s rights offering and private placement of shares to Tontine.

Non-Qualified Excess Plan

The Company maintains a voluntary non-qualified deferred compensation plan for its key executives whereby individuals can elect at the beginning of any fiscal year to defer all or a portion of their base wages for that particular year, subject to applicable laws and restrictions. This plan was implemented in 2008 and Messrs. Hassler, Cleveland, Nemeth, and Schaeffer all elected to participate in this plan. Participants are immediately vested in the plan.

Perquisites

We believe in a performance based compensation and benefits package and therefore provide very few perquisites to our named executives. We do not provide the personal use of a company airplane, nor does the Company provide security at a personal residence, commuting expenses, personal travel using vehicles owned or leased by the Company except for the use of a company automobile by Mr. Cleveland, housing and other living expenses, clerical or secretarial services for personal matters, club memberships not exclusively used for business purposes, personal financial or tax advice or investment management services, or tax planning, financial planning, or tax preparation costs. We provide a car allowance to our named executive officers, corporate managers, and general managers, all of which are included as taxable income.

Benefit Plans

We do not maintain separate benefit plans for our named executive officers and for the named officer. They participate in the same health and welfare plans as all of our other general employees with the same deductibles and co-pays. The named executive officers and the named officer also participate in the same 401(k) retirement program as all of the other general employees.

Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation paid to our Chief Executive Officer, our Chief Financial Officer and any other highly compensated executive officers who were required to file reports under Section 16 of the Securities Exchange Act of 1934 (the “named executive officers”) for the year ended December 31, 2008:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Paul E. Hassler, Chairman and Chief Executive Officer (8)	2008 2007 2006	326,045 323,687 280,020	- - -	50,533 292,823 99,080	21,805 40,241 40,241	- 190,700 66,560	89,110 502,524 82,123	14,233 14,465 14,144	501,726 1,364,440 582,168
Todd M. Cleveland, President and Chief Operating Officer (8)	2008 2007	260,730 246,565	- -	38,335 -	- -	- 158,900	5,844 -	4,975 7,283	309,884 412,748
Andy L. Nemeth, Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	2008 2007 2006	212,659 204,451 180,024	- - -	38,335 292,823 49,540	12,905 23,816 23,816	- 127,100 41,600	15,948 87,417 6,316	14,017 14,215 14,032	293,864 749,822 315,328
Darin R. Schaeffer, Vice President, Corporate Controller, and Principal Accounting Officer (9)	2008	147,712	-	14,224	-	-	3,116	150	165,202
Gregory G. Lee, Executive Vice President of Marketing and New Product Development (10)	2008 2007	153,846 (10) 154,617	- -	8,460 136,400	6,230 6,230	- 95,300	115,766 18,545	6,607 11,092	290,909 422,184

______________________

(1)

2008 base salaries, which took effect on January 1, 2008, were as follows: Mr. Hassler, $350,000; Mr. Cleveland, $265,000; Mr. Nemeth, $230,000; and Mr. Schaeffer, $150,000. Effective July 1, 2008, base salaries were reduced by 10% to the following: Mr. Hassler’s base salary was set at $315,000; Mr. Cleveland’s salary was set at $265,000; Mr. Nemeth’s base salary was set at $207,000; and Mr. Schaeffer’s salary was set at $150,000. Mr. Lee resigned from the Company effective June 27, 2008. For information on further voluntary reductions in base wages taken in 2009, see “Base Salary” on pages 14 and 15.

(2)

The named executive officers and the named officer were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal years ended December 31, 2008, 2007 or 2006. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitutes Annual Incentive Plan awards for 2007 and 2006 performance that were approved by the Compensation Committee. There were no Annual Incentive Plan awards approved for 2008.

(3)

Represents (i) the dollar amount of optional salary deferrals in the form of stock awards that each named executive and the named officer elects to receive in lieu of cash compensation at the beginning of the fiscal year, and (ii) the dollar amount of compensation associated with the stock grant awarded by the Board in conjunction with the Adorn acquisition.

(4)

Represents the dollar amount associated with the named executive’s option grants that are recognized as compensation for financial statement reporting purposes with respect to fiscal 2008, 2007 and 2006 in accordance with FAS 123(R) associated with stock options granted in 2004 and 2005. For a discussion of the assumptions made in the valuation, please see Note 15 to the Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

(5)	Represents amounts paid under the Annual Non-Equity Incentive Plan for that year’s performance.
(6)

Represents the aggregate change in the present value of the named executives and the named officer’s accumulated benefit under the Patrick Industries, Inc. Executive Retirement Plan and the Patrick Industries, Inc. Non-Qualified Excess Plan. In computing these amounts, the Company uses various assumptions including remaining years of service, estimated discount rates, and present value calculations. Mr. Hassler and Mr. Nemeth each became fully vested in the Executive Retirement Plan in 2007, and Mr. Lee became fully vested in the Executive Retirement Plan in 2008. All participants are fully and immediately vested in the Non-Qualified Excess Plan.

(7)	Represents car allowance and company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan.
(8)

Effective February 1, 2009, Mr. Cleveland succeeded Mr. Hassler as the Company’s Chief Executive Officer in accordance with the Company’s executive succession plan. Mr. Cleveland continues in his role as President and Mr. Hassler continues to serve in his role as Chairman of the Board.

(9)	Mr. Schaeffer joined the Company on September 4, 2007 as Corporate Controller and was appointed Vice President, Corporate Controller, and Principal Accounting Officer of the Company on March 26, 2008.
(10)

Mr. Lee resigned from all positions held within the Company effective June 27, 2008. Mr. Lee’s salary for 2008 represents $83,077 in base salary through his date of resignation and payments of $70,769 included as severance under the provisions of his employment contract.

The compensation represented by the amounts for the year ended December 31, 2008 set forth in the All Other Compensation column in the Summary Compensation Table for the named executive officers and the named officer is detailed in the table below:

Name and Principal Position	Company Contributions to Retirement Benefit Plan ($)	Automobile Allowance ($)
Paul E. Hassler Chairman and Chief Executive Officer	$ 793	$ 13,440

Todd M. Cleveland President and Chief Operating Officer	-	4,975 (1)

Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	577	13,440

Darin R. Schaeffer	150	-
Vice President, Corporate Controller, and Principal Accounting Officer

Gregory G. Lee Executive Vice President of Marketing and New Product Development	132	6,475
(1)	Mr. Cleveland has the use of a Company car.

Outstanding Equity Awards at December 31, 2008

The following table summarizes the outstanding equity awards held by the named executive officers as of December 31, 2008:

Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul E. Hassler	24,500	-	10.01	6/21/10	-	-
	18,375	6,125	9.95	10/30/11	-	-
Todd M. Cleveland	-	-	-	-	-	-
Andy L. Nemeth	14,500	-	10.01	6/21/10	-	-
	10,875	3,625	9.95	10/30/11	-	-
Darin R. Schaeffer	-	-	-	-	-	-
Gregory G. Lee	-	-	-	-	-	-

(1)

Stock options within each annual grant vest incrementally at a rate of 25% per year, with full vesting at the end of four years, and expire after six years. Unvested shares are subject to forfeiture if the named executive officer’s employment with the Company is terminated before the shares vest.

Option Exercises and Stock Vested in Fiscal 2008

The following table sets forth information about stock options exercised by the named executive officers and the named officer in 2008 and stock awards that vested or were paid in 2008 to the named executives.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul E. Hassler	-	-	7,250 (1)	50,533 (1)
	-	-	10,000 (2)	75,450 (2)
Todd M. Cleveland	-	-	5,500 (1)	38,335 (1)
Andy L. Nemeth	-	-	5,500 (1)	38,335 (1)
	-	-	10,000 (2)	75,450 (2)
Darin R. Schaeffer	-	-	2,000 (1)	14,224 (1)

Gregory G. Lee	-	-	1,200 (1)	8,460 (1)
	-	-	5,000 (2)	37,725 (2)

______________________

(1)

Represents stock issued to the named executive officers and the named officer upon the completion of certain key milestone events in conjunction with the consolidation of Adorn into Patrick. 16,200 shares were issued on March 26, 2008 and 5,250 shares were issued on August 14, 2008. The value realized on vesting was based on the market price equal to the Nasdaq Stock Market closing price of $7.05 on March 26, 2008 and $6.65 on August 14, 2008.

(2)

Represents discretionary stock grant awarded by the Board to named executive officers on June 1, 2007 in conjunction with the Adorn acquisition which vested 25% on March 1, 2008 and 25% on June 1, 2008 based on the Nasdaq Stock Market closing price of $7.83 and $7.26, respectively. Messrs. Hassler and Nemeth elected to have the shares included as compensation and taxed as of the March 28, 2007 grant date at which time the Nasdaq Stock Market closing price was $11.85. Mr. Lee elected to have the shares included as compensation and taxed as of the June 1, 2007 grant date through a Section 83(b) election made on that date. The Nasdaq Stock Market closing price was $13.64 on June 1, 2007. The officers turned in shares to pay the related withholding taxes.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	125,750	$ 9.99	599,605
Equity compensation plans not approved by security holders	-	N/A	-
Total	125,750	$ 9.99	599,605

Non-Qualified Deferred Compensation

The following table sets forth information about the participation of the named executive officers and the named officer in the Executive Retirement Plans and the Non-Qualified Excess Plan, and is set forth in the Summary Compensation Table under the caption “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”:

Name	Executive Contribution in Last FY ($)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of Last FYE (3)
Paul E. Hassler	$ 5,850	$ 30,058	$ 53,202	-	$ 862,078
Todd M. Cleveland	7,500	-	(1,656)	-	5,844
Andy L. Nemeth	11,053	-	4,895	-	119,936
Darin R. Schaeffer	3,900	-	(784)	-	3,116
Gregory G. Lee	-	114,468	1,298	-	134,311

______________________

(1)	Represents the charge to operations for the current fiscal year associated with the compensation cost recognized by the Company pursuant to the terms of the plan.
(2)	Represents the interest cost charged to operations for the current fiscal year associated with the annuity.
(3)	Represents the present value of an annuity as of December 31, 2008 to be paid at retirement pursuant to the terms of the Executive Retirement Plan agreement.

See Executive Retirement Plans and Non-Qualified Excess Plan summary description on pages 17 and 18 of this proxy statement.

Potential Payments Upon Termination and Following a Change in Control for Fiscal Year 2008

We believe that the Company should provide reasonable severance benefits to our named executive officers and named officer, and other general employees that are fair and commensurate with their job duties, functions, and responsibilities. We believe it is important to protect our key employees in the event of a change in control and it is also in the best interest of the Company to obtain a release from employees whose employment is terminated as well as a non-compete agreement from certain employees in the form of a severance agreement. The following table summarizes the severance agreements at December 31, 2008 for our named executive officers and named officer in the event they are terminated without cause:

Name	Severance	Payments upon Termination Without Cause (1)	Non Compete	Confidentiality Agreement
Paul E. Hassler	12 Months Base Salary and Insurance Benefits	$350,000	1 Year	1 Year
Todd M. Cleveland	12 Months Base Salary and Insurance Benefits	$300,000	2 Years	1 Year
Andy L. Nemeth	12 Months Base Salary and Insurance Benefits	$230,000	1 Year	1 Year
Darin R. Schaeffer	6 Months Base Salary and Insurance Benefits	$75,000	1 Year	1 Year

(1)       Employee is required to sign a mutual release of claims in a form satisfactory to the Company.

Employment Contracts

The Company has entered into Employment Agreements with Paul E. Hassler, Todd M. Cleveland, Andy L. Nemeth, and Darin R. Schaeffer pursuant to which they agreed to serve as executive officers, and an officer in the case of Mr. Schaeffer, of the Company. The agreements contain a non-compete clause and certain other stipulations and provide for a severance package that includes twelve (12) months base salary for Messrs. Hassler, Cleveland and Nemeth, and six (6) months base salary for Mr. Schaeffer. Under the Agreements, voluntary termination with or without good reason, death, disability or retirement, shall not result in any obligation of the Company to make payments. Mr. Hassler’s Employment Agreement was terminated upon his retirement effective January 31, 2009.

2008 Director Compensation

Non-employee directors are paid an annual retainer of $5,000 and effective in August 2008, received $600 for each board meeting and $600 for each committee meeting they attend, and $300 for each conference call they attend, with a maximum of $1,200 per combined event. Committee members receive an additional annual retainer of $5,000, regardless of the number of committees on which they serve. Starting in fiscal year 2008, committee chairs no longer receive an additional annual retainer. Employee directors receive no compensation as such. On an annual basis in May, each non-employee director is automatically granted a restricted stock award of 3,500 shares of the Company’s common stock, which will vest upon such director’s continued service as a member of the Board for one year or earlier upon certain events.

The following table sets forth a summary of the compensation we paid to our non-employee directors in the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value And Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Terrence D. Brennan	$ 20,600	$ 22,750	-	-	$ -	$ -	$ 43,350
Joseph M. Cerulli (5)	-	-	-	-	-	-	-
Keith V. Kankel	26,600	22,750	-	-	72,020	6,450	127,820
Larry D. Renbarger	26,000	22,750	-	-	-	-	48,750
Walter E. Wells	19,600	22,750	-	-	-	-	42,350

(1)	The amounts under the column headed “Fees Earned or Paid in Cash” represent meeting and retainer fees.
(2)	Represents the value of 3,500 shares of restricted stock granted to each non-employee director at a closing stock price of $6.50 on April 25, 2008.
(3)	Represents payments under the Company’s deferred compensation plan based on prior employment with the Company.
(4)	Represents fees paid for services associated with Mr. Kankel’s duties as Secretary to the Board and certain committees.
(5)

Upon his appointment to the Board in July 2008, Mr. Cerulli elected not to receive any form of director compensation for his services for the remainder of 2008. Mr. Cerulli began receiving compensation for his services beginning in January 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Walter E. Wells (Chairman)

Terrence D. Brennan

Joseph M. Cerulli

Keith V. Kankel

Larry D. Renbarger

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Special Meeting and Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Andy L. Nemeth-Secretary, at Patrick Industries, Inc., 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638, we will provide a separate copy of the Annual Report for the year ended December 31, 2008 or Notice of Annual Meeting and Proxy Statement.

Other Matters

A copy of the Annual Report may be obtained without charge by writing to Andy L. Nemeth-Secretary, Patrick Industries, Inc., 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana 46515-0638.

The Board knows of no other proposals which may be presented for action at the meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Shareholders are urged to promptly vote by telephone, by Internet, or execute and return the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors,
/s/ Andy L. Nemeth
ANDY L. NEMETH Secretary

October ___, 2009

APPENDIX A

PATRICK INDUSTRIES, INC.

OMNIBUS INCENTIVE PLAN

Adopted by the Board effective as of August 13, 2009

ARTICLE 1

BACKGROUND AND PURPOSE OF THE PLAN

1.1       Background. This Omnibus Incentive Plan (the “Plan”) permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, and other Awards.

1.2       Purpose. The purposes of the Plan are (i) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company and its Affiliates; (ii) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (iii) to promote the success and business of the Company and its Affiliates.

1.3       Eligibility. Service Providers who are Employees, Consultants, or Directors, who are determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.4       Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2

SHARE LIMITS

2.1	Shares Subject to the Plan.

(a)       Shares Reserved. Subject to adjustment as provided in Section 2.3 hereof, the maximum number of Shares available for delivery to Service Providers pursuant to Awards granted under the Plan shall be:

(i)	(750,000) Shares, plus

(ii)       the number of Shares previously authorized for issuance under the Predecessor Plan which (1) are not subject to outstanding awards under the Predecessor Plan on the Effective Date; or (2) become available for future award grants under the Predecessor Plan as a result of the subsequent forfeiture, lapse or expiration of awards granted pursuant to the Predecessor Plan that were outstanding as of the Effective Date.

All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards under the Plan that are to be settled in Shares. The Shares available for delivery under this Plan may be authorized and unissued Shares or treasury Shares.

(b)       Shares Counted Against Limitation. Shares covered by an Award granted under the Plan shall not be counted as used unless and until such Shares are actually issued and delivered to a Participant. In addition, any Shares exchanged by a Participant as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any Shares retained by the Company pursuant to a Participant’s tax withholding election, any Shares covered by an Award which is settled in cash, and any Shares withheld by the Company in connection with an Award which is net-settled, shall become available for future Awards under the Plan.

(c)       Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, forfeited, or repurchased Shares (as the case may be) shall become available for future Awards under the Plan.

(d)       Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate, or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any such substitute Awards granted under the Plan under this Section 2.1(d) shall not count against the Share limitations set forth in Section 2.1(a) and 2.2.

2.2       Individual Limits. Awards under the Plan to Covered Employees shall be subject to the following individual limits, which shall be construed and applied consistently with Code §162(m), except that the limits shall apply to all Service Providers:

(a)       Stock Options. Subject to adjustment as provided in Section 2.3, the maximum aggregate number of Shares subject to Stock Options granted in any one Fiscal Year to any one Service Provider shall be 500,000 Shares.

(b)       Stock Appreciation Rights. Subject to adjustment as provided in Section 2.3, the maximum aggregate number of Shares subject to Stock Appreciation Rights granted in any one Fiscal Year to any one Service Provider shall be 500,000 Shares.

(c)       Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 2.3, the maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Fiscal Year to any one Service Provider shall be 500,000 Shares.

(d)       Performance Awards.  Subject to adjustment as provided in Section 2.3, (i) the maximum aggregate number of Shares subject to Performance Awards payable in Shares granted in any one Fiscal Year to any one Service Provider shall be 500,000 Shares, and (ii) the maximum aggregate amount awarded with respect to Performance Awards payable in cash granted in any one Fiscal Year to any one Service Provider shall be $1,000,000.00, determined as of the date of payout.

(e)       Cash-Based Awards. Subject to adjustment as provided in Section 2.3, the maximum aggregate amount awarded with respect to Cash-Based Awards granted in any one Fiscal Year to any one Service Provider shall be $1,000,000.00, determined as of the date of payout.

(f)        Other Share-Based Awards. Subject to adjustment as provided in Section 2.3, the maximum aggregate grant with respect to other Share-Based Awards in any one Fiscal Year to any one Service Provider shall be 500,000 Shares.

(g)       Canceled Awards. Any Awards granted to a Service Provider that are canceled shall continue to count toward the individual share limit applicable to that Service Provider set forth in this Section 2.2.

2.3	Adjustments.

(a)       In the event that there is any dividend or distribution payable in Shares, or any adjustment, recapitalization, reclassification, reorganization or other change in the Company’s capital structure or its business, including without limitation, any stock split, reverse stock split, stock dividend, cash dividend or dividend or distribution of cash, stock or other property, share combination or similar event affecting the capital structure of the Company (including a Corporate Transaction) (as defined in Section 2.3(b) below), then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual Service Provider or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. In addition, in the event of any distribution or transaction of the type described in the preceding sentence, the Committee may make appropriate and equitable substitutions or adjustments to the number and kind of Shares or other securities subject to outstanding Awards, and/or to the exercise price of outstanding Stock Options and Stock Appreciation Rights. The Committee’s determination with respect to any such adjustments under this Section 2.3(a) shall be conclusive and binding on all Participants.

(b)       In the case of any merger, consolidation, acquisition or disposition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation,

disaffiliation or similar event affecting the Company or any of its Affiliates (a “Corporate Transaction”), the Committee may, in its discretion, (i) cancel all outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion; and (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards. Any action or adjustment authorized under this Section 2.3(b) and taken by the Committee shall be conclusive and binding on all Participants.

(c)       Notwithstanding anything herein to the contrary, the Committee may not take any such action described in this Section 2.3 that would cause an Award that is otherwise exempt from Code §409A to become subject to Code §409A, or cause an Award that satisfies the requirements of Code §409A to fail to so comply with such requirements.

ARTICLE 3

ADMINISTRATION OF THE PLAN

3.1	Administrator. The Plan shall be administered by the Committee.

3.2       Powers of the Committee. Subject to the provisions of the Plan, Applicable Laws, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (iii) to determine the number of Shares to be covered by each Award granted hereunder; (iv) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (v) to approve forms of Award Agreements; (vi) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (vii) to construe and interpret the terms of the Plan and Award Agreements; (viii) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (x) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (xii) to accelerate the vesting of an Award; and (xiii) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3       Compliance with Applicable Laws. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws.

3.4       Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other permitted holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5       Delegation to Executive Officers. To the extent permitted by Applicable Laws, the Committee may delegate to one or more Executive Officers the powers: (i) to designate Employees who are not Executive Officers as eligible to participate in the Plan; and (ii) to determine the amount and type of Awards that may be granted to Employees who are not Executive Officers.

3.6       Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

3.7       Non-Employee Director Awards. Notwithstanding anything to the contrary herein, the Board shall be responsible for administering this Plan with respect to Awards to Non-Employee Directors, subject to the provisions of this Plan. With respect to the administration of the Plan as it relates to Awards granted to Non-Employee Directors, references in this Plan to the “Committee” shall refer to the Board.

ARTICLE 4

VESTING AND PERFORMANCE OBJECTIVES

4.1       General. The vesting schedule or Period of Restriction for any Award shall be specified in the applicable Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company or an Affiliate for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2       Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.

4.3	Performance Objectives.

(a)       Possible Performance Objectives. The Performance Objective(s) with respect to any Award may include any one or more of the following objectives, as established by the Committee in its sole discretion: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments which equals net cash flows divided by owners equity; (v) earnings before or after taxes; (vi) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total shareholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) debt reduction; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; (xviii) net margin; (xix) earnings before interest, taxes, depreciation, amortization and rent expense (“EBITDAR”); (xx) headcount; (xxi) sales per dollar of salaried wage expense; (xxii) sales per dollar of hourly wage expense; (xxiii) material costs, labor, overhead, delivery, selling, general, and administrative expenses, interest, amortization, and other expenses; (xxiv) sales dollar content per manufactured housing and recreational vehicle units shipped; (xxv) gross margin per customer; (xxvi) return on total assets; (xxvii) return on fixed assets; (xxviii) accounts receivable turns; (xxix) days sales in accounts receivable; (xxx) inventory turns; (xxxi) days inventory on hand; (xxxii) operating and investing cash flows; (xxxiii) leverage ratio; (xxxiv) fixed charge ratio; and (xxxv) capital expenditures. Performance Objectives may be based upon Company-wide, Affiliate, divisional, project team, and/or individual performance. The Performance Objectives established by the Committee for any Performance Period may be expressed in terms of attaining a specified level of the Performance Objective or the attainment of a percentage or absolute increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company or an Affiliate and/or operating groups or segments thereof, all as the Committee deems appropriate. The Performance Objectives established by the Committee for any Performance Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Performance Period. The Committee may further specify in respect of the specified Performance Objectives for any Performance Period, a minimum acceptable level of achievement below which no Award payment will be made or vesting will occur, and may set forth a formula for determining the amount of any payment to be made or level of vesting, if performance is at or above the minimum acceptable level, but falls short of maximum achievement of the specified Performance Objectives.

(b)       Objective Criteria; Adjustments to Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved, and to calculate the amount of the Award payable to a Participant based on the level of achievement. The Committee may provide, in connection with the setting of the Performance Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Performance Period including, but not limited to, the following: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved Performance Objectives at targeted levels during the balance of the Performance Period following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude the effects of changes to generally accepted accounting principles (“GAAP”) or generally accepted accounting standards required by the Financial Accounting Standards Board, International Financial Accounting Standards (“IFRS”), or any other standard setting body; (v) to exclude the impact of any “extraordinary items” as determined under GAAP, IFRS or applicable standards of any other standard setting body; (vi) to exclude the effect of any change in outstanding Shares by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (vii) to exclude any other unusual, non-recurring gain or loss or other extraordinary item. To the extent such inclusions or exclusions affect an Award under this Plan, they shall be prescribed in a form that meets the requirements of Code §162(m) for deductibility.

(c)       Shareholder Approval of Performance Objectives. No Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Code §162(m) shall be made unless the Company’s shareholders shall have previously approved the Plan, or unless the Award is made contingent on shareholder approval of the Plan.

(d)       Documentation of Performance Objectives. With respect to any Award granted to a Covered Employee, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the Performance Period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objective(s) is (are) substantially uncertain. Such writing shall also include the Performance Period for measuring achievement of the Performance Objectives, as established by the Committee.

(e)       Committee Certification. Prior to settlement of any Award granted to a Covered Employee that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(e), approved minutes of the Committee shall be adequate written certification.

(f)        Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable, or the amount payable, under any Award granted to a Covered Employee that is contingent on achievement of one or more Performance Objectives after the applicable Performance Objectives are satisfied.

ARTICLE 5

STOCK OPTIONS

5.1       Terms of Stock Options. Subject to the provisions of the Plan, the type of Stock Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Stock Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2       Type of Stock Option. Each Stock Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Neither the Company nor the Committee shall have liability to a Participant or any other party if a Stock Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Stock Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3	Limitations.

(a)       Maximum Term. No Stock Option shall have a term in excess of 10 years, in each case measured from the date the Stock Option is granted. In the case of any

Incentive Stock Option granted to a 10% Shareholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed 5 years measured from the date the Stock Option is granted.

(b)       Minimum Exercise Price. Subject to Section 2.3 of the Plan, the exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3 of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date such Incentive Stock Option is granted.

(c)       Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Stock Option to reduce its exercise price, and shall not grant a Stock Option with a lower exercise price to a Participant within six months to the same individual before or after a Stock Option with a higher exercise price held by such Participant is canceled.

(d)       $100,000 Limit for Incentive Stock Options. Notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by a Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, or any other plan of the Company or any Affiliate), such Stock Options shall be treated as Nonstatutory Stock Options (but only to the extent of any such excess). For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Stock Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.

(e)       10% Shareholder. For purposes of this Section 5.3, a “10% Shareholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Code §424(d).

5.4       Payment of Exercise Price. The Committee shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee in its discretion and as set out in the applicable Award Agreement, the exercise price of a Stock Option may be paid (i) in United States dollars in cash or by check; (ii) through delivery of Shares owned by the Participant having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option; (iii) by having the Company retain from the Shares otherwise issuable upon exercise of the Stock Option, a number of Shares having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option (a “net-exercise”); (iv) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee; (v) by any combination of (i), (ii), (iii) and (iv) above; or (vi) payment of such other lawful consideration as the Committee may determine. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an Incentive Stock Option as is permitted by Code §422.

5.5	Exercise of Stock Options.

(a)       Procedure for Exercise. Any Stock Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Option shall be deemed exercised when the Committee (or its designee) receives: (i) notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Option and (ii) full payment for the Shares (in a form permitted under Section 5.4) with respect to which the Stock Option is exercised.

(b)       Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Options within such period of time as is specified in the Award Agreement to the extent that the Participant’s Stock Options are vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Participant’s Stock Options shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. After the Participant’s death, his Beneficiary may exercise the Participant’s Stock Options only to the extent that the deceased Participant was entitled to exercise such Stock Options as of the date of his or her death.

(c)       Rights as a Shareholder. Shares subject to a Stock Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Stock Option exercise date. Until such Stock Option exercise date, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to a Stock Option.

5.6       Repurchase Rights. The Committee shall have the discretion to grant Stock Options which are immediately exercisable for unvested Shares (“reverse vesting”). If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1       Terms of Stock Appreciation Right. The term, exercise price, number of Shares, vesting schedule, medium of settlement, and other conditions and limitations applicable to each Stock Appreciation Right, shall be as determined by the Committee and shall be stated in the Award Agreement. Upon exercise, all Stock Appreciation Rights shall be settled in cash, Shares, other securities, other Awards, other property or any combination thereof as determined by the Committee, and as stated in the Award Agreement.

6.2	Exercise of Stock Appreciation Right.

(a)       Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee (or its designee) receives notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)       Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Rights within such period of time as is specified in the Award Agreement to the extent that the Participant’s Stock Appreciation Rights are vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Participant’s Stock Appreciation Rights shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. After the Participant’s death, his Beneficiary may exercise the Participant’s Stock Appreciation Rights only to the extent that that the deceased Participant was entitled to exercise such Stock Appreciation Rights as of the date of his or her death.

(c)       Rights as a Shareholder. Shares subject to a Stock Appreciation Right payable in Shares shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised and Shares (if any) are delivered in settlement thereof. Unless and until such delivery, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Stock Appreciation Right.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1       Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and any other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock may be held by the Company as escrow agent until the restrictions on such Shares shall have lapsed.

(a)       Transferability. Except as provided in this Section 7.1, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(b)       Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(c)       Removal of Restrictions. Except as otherwise provided in this Section 7.1, and subject to Section 10.5 of the Plan, Shares of Restricted Stock subject to an Award of Restricted Stock made under the Plan shall be released from the applicable transfer and other restrictions, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Fiscal Year in which the Period of Restriction ends.

(d)       Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

(e)       Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in cash, the Award Agreement may (but is not required to) specify that the cash payments shall be subject to the same restrictions as the related Shares of Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Fiscal Year in which the dividend or distribution becomes nonforfeitable.

(f)        Right of Repurchase of Restricted Stock. If, with respect to any Award of Restricted Stock, a Participant’s Termination of Service occurs before the end of the Period of Restriction, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

7.2       Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

(a)       Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Fiscal Year in which the Period of Restriction ends.

(b)       Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may (but is not required) to specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Fiscal Year in which the record date for the dividend or distribution occurs.

(c)       Forfeiture. If, with respect to any Award of Restricted Stock Units, a Participant’s Termination of Service occurs before the end of the Period of Restriction, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 8

PERFORMANCE AWARDS

8.1       Terms of Performance Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards to Participants in such amounts and upon such terms as the Committee shall determine. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Objective(s), the Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award which are not inconsistent with the terms of this Plan. The establishment of Performance Objectives with respect to the grant or vesting of any Performance Award to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow procedures substantially equivalent to those set forth in Section 4.

8.2       Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) Share, subject to adjustment as provided in Section 2.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value that is established by the Committee at the time of grant.

8.3       Settlement of Performance Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of a Performance Award shall be entitled to receive payout of the value and/or distribution of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved. The determination and certification of the attainment of the Performance Objectives with respect to any Performance Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

8.4       Forfeiture. If, with respect to any Performance Award, (i) a Participant’s Termination of Service occurs before the end of the Performance Period, or (ii) any Performance Objective(s) are not achieved by the end of the Performance Period, then the Performance Shares or Performance Units granted pursuant to such Performance Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 9

OTHER AWARDS

9.1       Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Service Providers in such amounts and upon such terms and conditions, including the achievement of Performance Objectives, as the Committee may determine.

(a)       Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or formula, the Performance Objective(s), the Performance Period, if applicable, the time and form of payment or distribution, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

(b)       Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. The Committee may also require the satisfaction of such service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Objectives as described in Section 4.3, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish Performance Objectives, the final value of a Cash-Based Award that will be paid to the Participant will depend on the extent to which the Performance Objectives are met. The establishment of Performance Objectives with respect to the grant or vesting of any Cash-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow procedures substantially equivalent to those set forth in Section 4.

(c)       Payment or settlement, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award Agreement, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the amount payable in connection with a Cash-Based Award shall be paid to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

9.2       Grant of Other Share-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Service Providers, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(a)       Each Other Share-Based Award shall be expressed in terms of Shares or units based on such Shares, as determined by the Committee. The Committee may also require the satisfaction of such service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Objectives as described in Section 4.3, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish Performance Objectives, the final value of Other Share-Based Awards that will be paid to the Participant will depend on the extent to which the Performance Objectives are met. The establishment of Performance Objectives with respect to the grant or vesting of any Other Share-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow procedures substantially equivalent to those set forth in Section 4.

(b)       Payment or settlement, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Other Share-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

(c)       Participants shall have no voting rights with respect to Shares represented by Other Share-Based Awards until the date of the issuance of such Shares, if any, in settlement of such Award.

9.3       Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Share-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Share-Based Awards, and may reflect distinctions based on the reasons for termination.

ARTICLE 10

ADDITIONAL TERMS OF AWARDS

10.1     No Rights to Awards. No Service Provider shall have any claim to be granted any Awards under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

10.2     No Effect on Employment or Service Relationship. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate; nor shall they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company or any Affiliate.

10.3     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4     Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of a Participant’s immediate family, and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only shareholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

10.5     Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan unless and until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.6     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the

Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.7	Withholding.

(a)       Withholding Requirements. Prior to the delivery of any Shares or payment of any cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s employment tax obligations) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)       Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.8     Other Provisions in Award Agreements/Change in Control. In addition to the provisions described in the Plan, an Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of Awards upon a Change in Control of the Company, provisions for the cancellation of Awards in the event of a Change in Control of the Company, and provisions to comply with Applicable Laws.

10.9     Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.10   Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

10.11	Section 409A.

(a)       Certain awards under the Plan may constitute nonqualified deferred compensation under Code §409A, including the regulations and guidance promulgated thereunder, and it is intended that such awards meet the requirements of paragraphs (a)(2), (3), and (4) of Code §409A, and the terms and provisions of the Plan and Award Agreements should be interpreted and applied in a manner consistent with such requirements.

(b)       Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if any provision of this Plan or any Award Agreement contravenes any regulations or guidance promulgated under Code §409A or could cause any Award to be subject to additional taxes, accelerated taxation, interest or penalties under Code §409A, the Company may, in its sole discretion and without the Participant’s consent, modify this Plan or any Award Agreement: (i) to comply with, or avoid being subject to, Code §409A, or to avoid the imposition of any taxes, accelerated taxation, interest or penalties under Code §409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code §409A. This section does not create an obligation on the part of the Company to modify this Plan or any Award Agreement and does not guarantee that the Awards will not be subject to interest or penalties under Code §409A.

(c)       If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” (as such term is defined under Code §409A) at such time as the Participant is a Specified Employee and such amounts are subject to the provisions of Code §409A, then no payment shall be made, except as permitted under Code §409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death), or as soon as administratively practicable thereafter. “Specified Employee” means an Employee who at any time during the twelve-month period ending on the identification date was a “key employee” as defined under Code §416(i) (applied in accordance with the regulations thereunder, but without regard to paragraph (5) thereof). The Company may adopt a Specified Employee Identification Policy which specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying specified employees, and which may include an alternative method of identifying specified employees consistent with the regulations under Code §409A. In the absence of any such policy or policy provision, for purposes of the above, the “identification date” is each December 31st, and an employee who satisfies the above conditions will be considered to be a “specified employee” from April 1st following the identification date to March 31st of the following year, and the compensation and other variables, and special rules for corporate events and special rules relating to nonresident aliens, that is necessary in identifying specified employees will be determined and applied in accordance with the defaults specified in the regulations under Code §409A. Any Specified Employee Identification Policy will apply uniformly to all nonqualified deferred compensation plans subject to Code §409A that are maintained by the Company or an affiliate.

ARTICLE 11

TERM, TERMINATION AND AMENDMENT OF PLAN

11.1     Term of Plan. The Plan shall become effective on the Effective Date; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s shareholders before any compensation under the Plan is paid.

11.2     Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (ii) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan; provided, however, that Incentive Stock Options may not be granted after the tenth anniversary of the Effective Date. No Plan termination that impacts any deferred compensation subject to Code §409A shall be made without compliance with the provisions of Code §409A regarding terminations and liquidations.

11.3     Amendment of the Plan. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Notwithstanding any provision of this Section 11.3 to the contrary, the Company reserves the right to:

(a)       amend the Plan (or any outstanding Award Agreement) in any respect solely to comply with the provisions of Code §409A so as not to trigger any unintended tax consequences prior to the payment or other taxable event with respect to the Award;

(b)       pay the lump sum value of any deferred compensation hereunder if the Company determines that such payment will not constitute an impermissible acceleration of payments under the limited cashout provision of Treas. Reg. §1.409A-3(j)(4)(v), or under one of the exceptions provided in Treas. Reg. §1.409A-3(j)(4)(ix) or any successor guidance; in such an event, payment shall be made at the earliest date permitted under such guidance; and

(c)       make payments hereunder before such payments are otherwise due if it determines that the provisions of the Plan fail to meet the requirements of Code §409A; provided, however, that such payment(s) may not exceed the amount required to be included in income as a result of such failure to comply the requirements of Code §409A.

11.4     Effect of Amendment or Termination. Except as provided in Sections 11.3 and 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5     Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (i) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (ii) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Stock Option or Stock Appreciation Right.

ARTICLE 12

MISCELLANEOUS

12.1     Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan, including but not limited to for purposes of satisfying applicable blue sky, securities, and/or tax laws. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and/or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants included within any such sub-plan(s).

12.2     Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

12.3     Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (i) a majority of the members of a Committee shall constitute a quorum, and (ii) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

12.4	Expenses. The costs of administering the Plan shall be paid by the Company.

12.5     Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6     Delivery of Shares. Subject to any governing rules or regulations (including applicable stock exchange rules), the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the

Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (b) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Shares to the Participant in certificate form.

12.7     Construction. Unless the contrary is clearly indicated by the context, (i) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (ii) the use of the singular shall also include within its meaning the plural and vice versa; and (iii) the word “include” shall mean to include, but not to be limited to.

12.8     No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

12.9     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.10   Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

(a)       “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Code §424(e) or a “subsidiary corporation” (as defined in Code §424(f)) with respect to the Company, whether now or hereafter existing.

(b)       “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)       “Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, Other Share-Based Awards, or other awards under the Plan.

(d)       “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)       “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

(f)	“Board” means the board of directors of the Company.

(g)       “Cash-Based Award” means an Award, settled in cash, granted pursuant to Article 9.

(h)       “Change of Control” means a change in control as defined in the relevant Award Agreement.

(i)        “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(j)        “Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Code §162(m), and/or other Applicable Laws.

(k)       “Company” means Patrick Industries, Inc., an Indiana corporation, or any successor thereto.

(l)        “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

(m)      “Covered Employee” means any Employee who is or may become a “Covered Employee” as defined in Code §162(m), or any successor provision of the Code, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) ninety (90) days after the beginning of the relevant Performance Period, or (ii) the date on which twenty-five percent (25%) of the relevant Performance Period has elapsed, as a “Covered Employee” under this Plan for such Performance period.

(n)	“Director” means a member of the Board.

(o)       “Disability” means total and permanent disability as defined in Code §22(e)(3).

(p)	“Effective Date” means August 13, 2009.

(q)       “Employee” means any person who is an employee, as defined in Code §3401(c), of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)       “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a Covered Employee.

(t)        “Fair Market Value” means the closing price of a Share as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such Shares are primarily traded) on the date of calculation (or on the next preceding trading date if Shares were not traded on the date of calculation); provided, however, that if Shares of the Company’s common stock are not at any time readily tradeable on a national securities exchange or other market system, “Fair Market Value” shall mean the amount determined in good faith by the Committee as the fair market value of shares of the Company. Fair Market Value shall be determined by the Committee in a manner consistent with Code §409A, to the extent applicable, and any other applicable law or regulation.

(u)       “Fiscal Year” means the Company’s fiscal year. If an Award is granted by an Affiliate, such Affiliate’s fiscal year shall apply instead of the Company’s fiscal year with respect to such Award.

(v)       “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Code §422.

(w)	“Nonemployee Director” means a Director who is not an Employee.

(x)       “Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option.

(y)       “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 9.

(z)       “Participant” means the holder of an outstanding Award granted under the Plan.

(aa)     “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a portion of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

(bb)     “Performance Period” means a fiscal year of the Company, or a series of two or more consecutive fiscal years, as determined by the Committee.

(cc)     “Performance Share” means an Award under Article 8 and subject to the terms of this Plan, denominated in Shares, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved.

(dd)     “Performance Unit” means an Award under Article 8 and subject to the terms of this Plan, denominated in U.S. dollars, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved.

(ee)     “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

(ff)      “Person” means any individual, company, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act.

(gg)     “Predecessor Plan” means the Patrick Industries, Inc. 1987 Stock Option Program, as amended and restated on May 11, 2006.

(hh)     “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

(ii)       “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 7 of the Plan.

(jj)	“Service Provider” means an Employee, Director or Consultant.
(kk)	“Share” means a share of the Company’s common stock.

(ll)       “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount (exercise price) specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

(mm)   “Stock Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. A Stock Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

(nn)     “Subsidiary” means a company or other entity (a) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

(oo)     “Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

VOTE BY TELEPHONE
c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 8:00 a.m. Eastern Time on November 19, 2009 to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy by mail.

If voting by mail, Proxy must be signed and dated below.

Please fold and detach card at perforation before mailing.

The undersigned hereby appoints Todd M. Cleveland and Andy L. Nemeth, and each of them, as the undersigned’s proxies, each with full power of substitution, to represent and to vote, as designated on the reverse, all of the undersigned’s Common Stock in Patrick Industries, Inc. at the Special Meeting of Shareholders of Patrick Industries, Inc. to be held at the Company’s corporate office located at 107 West Franklin Street, Elkhart, Indiana 46515, at 10:00 AM (ET) on Thursday, November 19, 2009, and at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no specific direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

Your signature on this Proxy is your acknowledgment of receipt of the Notice of Special Meeting and Proxy Statement.

Dated: ______________________________________, 2009

__________________________________________________

Signature

__________________________________________________

(Signature if held jointly)

Please sign exactly as name appears hereon. For joint accounts, all tenants must sign. Executors, Administrators, Trustee, etc. should so indicate when signing.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy must be signed and dated on the reverse side.

Please fold and detach card at perforation before mailing.

PATRICK INDUSTRIES, INC.	107 West Franklin Street, P.O. Box 638,
This Proxy is Being Solicited on Behalf of the Board of Directors	Elkhart, Indiana 46515

The Board of Directors recommends a vote FOR the proposal below:

1.	To approve the Patrick Industries, Inc. 2009 Omnibus Incentive Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)